BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Filed in the office of	Document Number
Barbara K. Cegavske	20190134068-44
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/27/2019 8:00 AM
	Entity Number E0483872015-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Speedprop Global Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common stock –Par value $ 0.0001; Authorized: 600,000,000; Preferred stock par value $0.0001 Authorized 200,000,000

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common stock –Par value $ 0.0001; Authorized: 600,000,000; Preferred stock par value $0.0001 Authorized 200,000,000

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

3for1 Forward Stock Split on outstanding common stock(155,880,000 with 150,000,000 shares opting out). 5,880,000 shares will become 17,640,000 shares, and 167,640,000 shares will be issued and outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Leong Kwok Heng, CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.